EXHIBIT 10(v) - MATERIAL CONTRACTS

                           FOURTH AMENDMENT TO THE
                   NATIONAL WESTERN LIFE INSURANCE COMPANY
                      NON-QUALIFIED DEFINED BENEFIT PLAN



     This Fourth Amendment to the National Western Life Insurance Company Non-Qualified Defined Benefit Plan (the "Plan") is hereby adopted by National Western Life Insurance Company (the "Company").

WITNESSETH

     WHEREAS, the Plan was originally established effective January 1, 1991;

     WHEREAS, Section 6.2 of the Plan permits the Company to amend the Plan at any time; and

     WHEREAS, the Company desires to amend the Plan to clarify the death benefit payable upon the death of a participant and to provide for in-service distributions to eligible participants;

     NOW, THEREFORE, the Plan is hereby amended as follows effective as of December 1, 2000:

1. The first paragraph of Section 4.6 of the Plan is hereby amended in its entirety to read as follows:

          "If a Participant dies while in the active service of the Employer, his Beneficiary shall be entitled to receive the Actuarial Equivalent of his Accrued Benefit that would have been payable at his Normal Retirement Date (if the Participant dies on or before his Normal Retirement Date) or at his Late Retirement Date (if the Participant dies after his Normal Retirement Date). Such benefit shall be payable as of the first day of the month coinciding with or next following the date of the Participant's death, in accordance with Article V hereof as to form and duration of payment."

2. Article IV of the Plan is hereby amended to add a new Section 4.7 at the end of such Article to read as follows:

     "4.7      In-Service Distribution

               (a) (i) If a Participant is the Chairman of the Employer and elects to receive an in-service pension under Section 7.7 (a) of the Qualified Plan, such Participant shall receive a benefit pursuant to this Plan equal to the benefit the Participant would have received under Section 4.1 or Section 4.2 (as applicable) had the Participant retired as of the date provided in Qualified Plan Section 7.7(a) for purposes of determining the amount of the Participant's in-service pension under the Qualified Plan. Such in-service benefit shall not be increased by subsequent benefit accruals hereunder (which accruals shall be payable, if at all, only in accordance with subsection (ii) and (iii) below).

                     (ii) If a Participant is the Chairman of the Employer and receives an additional in-service pension under Section 7.7 (b) of the Qualified Plan, such Participant shall receive an additional benefit pursuant to this Plan equal to the benefit accrued by the Participant under this Plan over the period for which such additional in-service pension is determined under Section 7.7(b) of the Qualified Plan. Such additional in-service benefit shall not be increased by subsequent benefit accruals hereunder (which accruals shall be payable, if at all, only in accordance with this subsection
          (ii) and another in-service pension payable under Section 7.7(b) of the Qualified Plan or in accordance with subsection (iii) below).

                    (iii) At the time such a Participant subsequently separates from the active service of the Employer, such Participant (or his Beneficiary as applicable) shall receive a benefit pursuant to this Plan equal to the benefit accrued by the Participant under this Plan over the period for which the Participant's final pension is determined under Section 7.7(c) of the Qualified Plan. Such final benefit shall not affect the amount of any in-service benefits payable under subsections (i) and (ii) above.

               (b) If a Participant other than the Chairman of the Employer elects to receive an in-service Pension under Section 7.7 of the Qualified Plan, such Participant shall not be eligible to receive a benefit under this Plan until the Participant retires or dies and becomes eligible to receive a benefit hereunder pursuant to Section 4.1, 4.2, or 4.6."

     IN WITNESS WHEREOF, the Company has adopted and executed this Fourth Amendment this ___ day of ______, 2000.

                              National Western Life Insurance Company



                              ___________________________________
                              By: ________________________________
                              Its:_________________________________


Approved by the Board of Directors 12/5/00